Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•	Board authorizes stock repurchase plan of up to $3 million to be initiated in the fourth quarter

REDWOOD SHORES, Calif. - Nov. 4, 2015 - iPass Inc. (NASDAQ GS: IPAS), the world's largest Wi-Fi network, announced total revenue of $15.0 million and Adjusted EBITDA loss of $1.6 million for the quarter ended September 30, 2015.

“Bookings reached $1.6 million this quarter, growing for the third consecutive quarter even during the historically slow season when much of the world is on vacation,” said iPass CEO Gary Griffiths. “The fast pace of our progress in delivering Unlimited, Everywhere and Invisible is a testament to the new go-to-market strategy. Furthermore, we continue to manage our cost structure judiciously, removing $10.0 million of operating expense from the business over the same nine months in 2014.”

Progress on Strategic Growth Initiatives

•	UNLIMITED is making connectivity cost effective.

•	Closed reseller agreements with international channel partners to sell Unlimited in places like Italy, France, Germany and India.

•	Achieved Q3 annual contract value (ACV) of $1.6 million, which included significant upsell on an existing business development customer.

•	Increased deferred revenue by $0.4 million to $2.5 million.

•	EVERYWHERE is making connectivity ubiquitous and prolific.

•	Continued development with several strategic partners, including Devicescape, Fon, and Time Warner Cable, to have 50 million available hotspots by year end; integrations are on track.

•	Access to iPass services are currently embedded on over 4.5 million devices globally and growing.

•	INVISIBLE is making connectivity smart.

•	Unveiled today, iPass SmartConnect will leverage iPass’ intellectual property to create a super-secure connection through automatic virtual private network (VPN) tunneling.

•
Setting the stage for Wi-Fi first - but not Wi-Fi only / No-excuses user connections, iPass SmartConnect will use big data analytics behind the scenes to optimize connection success, provide least cost connectivity routing and improve overall user satisfaction.

•
Continuing to evolve the product, iPass released client versions to update iOS, Android, Windows, and Mac to improve user experience with functionality like 1-click activation, single sign-on support, and aggregated business intelligence data gathering capabilities.

Financial Highlights for the Third Quarter and Nine-months ended September 30, 2015

•
Operating Expenses excluding the cost of restructuring charges decreased to $10.2 million from $11.4 million in Q2’15 and $13.8 million in Q3’14. Year-to-date operating expenses excluding restructuring charges declined $10.0 million to $34.9 million, compared to the prior year period.

•
Network Margins were 41.1%, compared to 43.4% in Q2’15 and 38.6% in Q3’14 reflecting fluctuations in geographic usage mix, impacts of foreign currency exchange rates and usage against minimum commitments with select providers. Year-to-date network margins improved to 43.3% from 40.1% for the first nine months of 2014 as the strategies to reduce Wi-Fi acquisition costs continue to create benefit.

•
Deferred Revenue grew to $2.5 million at September 30, 2015, from $0.6 million at December 31, 2014 as billings increased on original equipment manufacturers device shipments that come with the iPass UNLIMITED service.

•
Annual Contract Value (ACV), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers, ramped for the third consecutive quarter, from $0.4 million in Q1’15 to $1.3 million in Q2’15 to $1.6 million in Q3’15.

•
Adjusted EBITDA loss improved to $1.6 million, from $2.0 million in Q2’15 and $3.1 million in Q3’14. Year-to-date Adjusted EBITDA loss improved $5.5 million to $5.9 million, compared to $11.4 million for the same period in 2014.

“In summary, we are building momentum in Unlimited, Everywhere and Invisible,” continued Griffiths. “We will continue to nurture and expand key strategic distribution relationships. Consequently, we expect fourth quarter bookings to nearly double again at around $3 million. Also, focusing on key connectivity venues where people travel, work and play, we will continue to expand our network. And, we will leverage our rich patent portfolio to innovate and advance our technology even further. Combined with strict cost controls, we expect to narrow the gap to profitability. In fact, we are so confident in our continued progress and our financial position we are implementing a share repurchase program of up to $3 million.”

Share Repurchase Program
Announced in a separate press release, the iPass board of directors authorized the company to repurchase up to $3.0 million worth of the company’s outstanding common stock from time to time in the open market or in negotiated transactions off the market through the end of 2016.

Fourth Quarter 2015 Guidance
For the fourth quarter of 2015 ending December 31, 2015, iPass anticipates total revenue from continuing operations and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$15.0 – $17.0 million
Adjusted EBITDA Income / (Loss) (1)	($2.0) – ($0.5) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA income (loss) for the fourth quarter of 2015 excludes foreign exchange gain or loss estimates.

Selected Financial Results and Key User Metrics

Q3 2015

(unaudited; in millions)	Q3'15	Q3'14
Revenue	$15.0	$17.3
Open Mobile	14.2	14.6
Open Mobile Enterprise (OME)	12.5	13.8
Network	10.2	9.8
Platform	2.3	4.0
Open Mobile Exchange (OMX)	1.7	0.8
Legacy iPC	0.8	2.7
Network Access Costs	7.2	7.6
Network Margin (1)	41.1%	38.6%
Network Operations, R&D, S&M, and G&A Espenses	10.2	13.8
Restructuring Charges	0.9	0.7
Other Gain (Loss) including interest, Foreign Exchange, and Other	(0.1)	0.3
Loss from Continuing Operations (pre-tax)	$(3.4)	$(4.5)
(Provision for) Benefit from Income Tax	—	1.4
GAAP Net Loss from Continuing Operations	(3.4)	(3.1)
Loss from Discontinued Operations	—	(1.3)
GAAP Total Net Loss	$(3.4)	$(4.4)

Adjusted EBITDA Loss (2)	$(1.6)	$(3.1)
Cash and Cash Equivalents	$24.2	$37.1
Shares of Common Stock Outstanding at End of Period	64.5	64.7

(1)	Network Margin is defined as (Network Revenue less Network Access Costs) divided by Network Revenue.

(2)	See "Information Regarding Non-GAAP Financial Measures" for a definition of iPass Adjusted EBITDA.

Key Operating Metrics:
iPass tracks key metrics including (i) the number of Open Mobile Enterprise Wi-Fi Network users (ii) starting this quarter, the total number of Open Mobile Exchange Wi-Fi Network users, (iii) the number of active Open Mobile Enterprise Platform users, and (iv) total deferred revenue. Each user metric below is calculated as Average Monthly Monetized Users (AMMU), defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services. Deferred revenue reflects both short-term and long-term deferred revenue as reported on the GAAP balance sheet and is indicative of the number of gross OMX platform users for which the company has billed and collected revenue in advance of recognizing said revenue.

	Q3'15	Q3'14
OME Wi-Fi Network Users	76,000	78,000
OMX Wi-Fi Network Users	24,000	9,000
OME Active Platform Users	823,000	770,000

	September 30, 2015	December 31, 2014
Deferred Revenue (Short-term plus Long-Term)	$2,517,000	$552,000

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 800-263-8506 or direct at 1-719-457-2603 with a participant confirmation code of 3135499. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its fourth quarter 2015 results.

The telephone replay dial-in numbers are 888-203-1112 and 1-719-457-0820 and will be available until November 11, 2015, 5:00 p.m. Pacific time. The confirmation code for the replay is 3135499.

Forward-Looking Statements
The statements in this press release that iPass’ global Wi-Fi footprint should ramp to 50 million hotspots by year end, that Wi-Fi network provider partnerships with Fon, Devicescape, and Time Warner Cable should significantly expand iPass’ available footprint, that iPass’ fast pace of progress in delivering UNLIMITED, EVERYWHERE, and INVISIBLE is a testament to the new go-to-market strategy, that UNLIMITED is making connectivity cost effective, that EVERYWHERE is making connectivity ubiquitous and prolific, that INVISIBLE is making connectivity smart, that momentum is building in UNLIMITED, EVERYWHERE, and INVISIBLE, that iPass will be able to continue to nurture and expand key strategic distribution relationships, that iPass expects to nearly double bookings to around $3 million in the fourth quarter of 2015, that iPass will continue to expand the network, that iPass will leverage its rich patent portfolio to innovate and advance the technology further, that iPass expects to narrow the gap to profitability, that iPass is so confident in their progress and financial position, and that iPass’ projections of its fourth quarter 2015 financial results under the caption “Fourth Quarter 2015 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects

iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2015, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, and the iPass Pinterest account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, restructuring charges, net income (loss) from discontinued operations, collection of previously written off bad debt expense from bankruptcy proceeding, proxy contest costs and nonrecurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

About iPass Inc.
iPass delivers global, mobile connectivity as a hosted cloud service, connecting its customers with the people and information that matter the most on all of the devices they choose to carry: smartphones, tablets and laptops. iPass (NASDAQ: IPAS) is the world’s largest Wi-Fi network. By the end of 2015, iPass will have 50 million hotspots in airports, hotels, airplanes and public areas in more than 120 countries across the globe. In the rapidly changing technology of Internet connectivity, iPass is the industry pioneer in ensuring businesses have unlimited access to unlimited content.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.

IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415 433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$24,243	$33,814
Accounts receivable, net	10,180	10,063
Prepaid expenses and other current assets	2,526	4,318
Total current assets	36,949	48,195
Property and equipment, net	4,582	6,213
Other assets	612	847
Total assets	$42,143	$55,255

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,994	$7,301
Accrued liabilities	6,773	7,188
Deferred revenue, short-term	2,272	437
Total current liabilities	16,039	14,926
Deferred revenue, long-term	245	115
Vendor financed property and equipment	0	854
Other long-term liabilities	1,018	879
Total liabilities	17,302	16,774
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	219,973	220,368
Accumulated deficit	(195,197)	(181,952)
Total stockholders’ equity	24,841	38,481
Total liabilities and stockholders’ equity	$42,143	$55,255

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$14,985	$17,250	$47,138	$52,649
Cost of revenues and operating expenses:
Network access costs	7,186	7,584	20,899	22,462
Network operations	2,169	3,093	7,629	10,146
Research and development	2,456	2,853	7,948	9,114
Sales and marketing	2,506	3,548	8,072	12,325
General and administrative	3,067	4,286	11,274	13,287
Restructuring charges and related adjustments	916	715	4,179	745
Total cost of revenue and operating expenses	18,300	22,079	60,001	68,079
Operating loss	(3,315)	(4,829)	(12,863)	(15,430)
Interest expense, net	(12)	(29)	(50)	(95)
Foreign exchange gain (loss), net	(72)	45	(1)	(132)
Other gain (loss), net	—	345	(135)	345
Loss from continuing operations before income taxes	(3,399)	(4,468)	(13,049)	(15,312)
(Provision for) benefit from income taxes	(29)	1,355	(196)	5,538
Net loss from continuing operations	(3,428)	(3,113)	(13,245)	(9,774)
Net income (loss) from discontinued operations	—	(1,296)	—	20,693
Total net income (loss)	$(3,428)	$(4,409)	$(13,245)	$10,919
Total comprehensive net income (loss)	$(3,428)	$(4,409)	$(13,245)	$10,919

Total net income (loss) per share - basic and diluted
Continuing operations	$(0.05)	$(0.05)	$(0.21)	$(0.16)
Discontinued operations	—	(0.02)	—	0.33
Total net income (loss) per share	$(0.05)	$(0.07)	$(0.21)	$0.17

Weighted average shares outstanding - basic and diluted	62,979,830	62,696,930	62,862,144	62,507,683

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(13,245)	$10,919
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations	—	(25,014)
Stock-based compensation (benefit) expense	(522)	1,107
Depreciation and amortization	2,214	2,539
Deferred income taxes	7	(2)
Loss on disposal of property and equipment	4	36
Recovery of doubtful accounts	(32)	(108)
Changes in operating assets and liabilities:
Accounts receivable	(86)	519
Prepaid expenses and other current assets	235	847
Other assets	235	10
Accounts payable	(251)	(903)
Accrued liabilities	(437)	(2,399)
Deferred revenue	1,965	(548)
Other liabilities	139	763
Net cash used in operating activities	(9,774)	(12,234)
Cash flows from investing activities:
Purchases of property and equipment	(642)	(1,112)
Proceeds from sale of discontinued operations	—	26,750
Release of cash held in escrow and change in restricted cash	1,550	100
Net cash provided by investing activities	908	25,738
Cash flows from financing activities:
Net proceeds from issuance of common stock	127	184
Principal payments for vendor financed property and equipment	(832)	(590)
Used in financing activities	(705)	(406)
Net increase (decrease) in cash and cash equivalents	(9,571)	13,098
Cash and cash equivalents at beginning of period	33,814	24,017
Cash and cash equivalents at end of period	$24,243	$37,115
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$51	$220
Accrued amounts for acquisition of property and equipment	$56	$20
Vendor financing of property and equipment	$—	$501

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS

		Three Months Ended
		September 30, 2015	June 30, 2015	September 30, 2014
		(Unaudited; in thousands)
I	Reconciliation of Adjusted EBITDA Loss to GAAP Total Net Loss:
	Adjusted EBITDA	$(1,623)	$(2,014)	$(3,128)
	(a) Interest expenses	(12)	(17)	(29)
	(b) Income tax (expense) benefit	(29)	(67)	1,355
	(c) Depreciation of property and equipment	(737)	(731)	(812)
	(d) Stock-based compensation benefit (expense)	(111)	271	(129)
	(e) Restructuring charges and related adjustments	(916)	(3,242)	(715)
	(f) Proxy contest costs	—	(446)	—
	(g) Nonrecurring legal costs	—	(129)	—
	(h) Collections of previously written off bad debt expense from bankruptcy proceeding	—	—	345
	(i) Net income (loss) from discontinued operations	—	—	(1,296)
	GAAP Total Net Loss	$(3,428)	$(6,375)	$(4,409)

	Q4 2015 Guidance
II	Reconciliation of Q4 2015 Adjusted EBITDA Loss to Total GAAP Net Loss:	(Unaudited; in millions)
	Adjusted EBITDA Loss (1)	$(2.3)		$(0.5)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.7)
	(c) Stock-based compensation		(0.3)

	GAAP Total Net Loss	$(3.1)		$(1.6)

(1)	The guidance for Adjusted EBITDA income (loss) for the fourth quarter of 2015 excludes foreign exchange gain or loss estimates.

INVESTOR RELATIONS CONTACT:
Kirsten Chapman / Becky Herrick
LHA Investor Relations
Tel. +1 415 433 3777
Email: ipass@lhai.com